SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                  FORM 8-K
                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 23, 1997

                          AMERICAN BANCORPORATION

            OHIO                    0-5893                  31-0724349
 (State or other jurisdiction    (Commission              (IRS Employer
 of incorporation)                File Number)           Identification No.)


            1025 Main Street, Suite 800, Wheeling, West Virginia  26003
                      (Address of principal executive offices)


Registrant's telephone number, including area code:  (304) 233-5006



       (Former name or former address, if changed since last report)




Item 5.   Other Events


   On September 23, 1997 the Board of Directors authorized a stock split of its issued and outstanding common stock on the basis of two shares of common stock with a stated value of $2.50 per share for one share of common stock with a stated value of $5.00 per share effective October 23, 1997 to shareholders of record October 8, 1997. This split will increase the issued and outstanding common stock from 1,564,837 shares to 3,129,674 shares as of the effective date.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN BANCORPORATION
                                             (Registrant)



Date September 23, 1997                 /s/ Jeremy C. McCamic
                                        Jeremy C. McCamic
                                        Chairman and
                                        Chief Executive Officer


Date September 23, 1997                  /s/ Brent E. Richmond
                                         Brent E. Richmond
                                         Chief Financial and
                                         Accounting Officer